Exhibit 99.4

NOTICE OF WITHDRAWAL
CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.
OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.250% SENIOR NOTES DUE 2017 FOR NEW 8.250% SENIOR NOTES DUE 2017 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.500% SENIOR NOTES DUE 2019 FOR NEW 8.500% SENIOR NOTES DUE 2019 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2010 UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

THIS FORM SHOULD ONLY BE USED FOR WITHDRAWALS OF OLD NOTES DELIVERED THROUGH DTC IF THE UNDERSIGNED NEEDS TO WITHDRAW OLD NOTES ON THE FINAL DAY OF THE EXCHANGE OFFER AND WITHDRAWAL THROUGH DTC IS NO LONGER AVAILABLE. OTHERWISE, THE DTC FORM OF WITHDRAWAL SHOULD BE USED FOR SUCH OLD NOTES.

                               , 2010

To Registered Holder:

        The undersigned hereby acknowledges receipt of the prospectus, dated                                    , 2010 (the "Prospectus"), of Cloud Peak Energy Resources LLC, a Delaware limited liability company, and Cloud Peak Energy Finance Corp., a Delaware corporation (the "Issuers"), and the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal") which together constitute the Issuers' offer (the "Exchange Offer") to exchange up to $300,000,000 of our new 8.250% Senior Notes due 2017 (the "2017 Exchange Notes") and $300,000,000 of our new 8.500% Senior Notes due 2019 (the "2019 Exchange Notes," and together with the 2017 Exchange Notes, the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $300,000,000 of our outstanding 8.250% Senior Notes due 2017 (the "Old 2017 Notes") and up to $300,000,000 of our outstanding 8.500% Senior Notes due 2019 (the "Old 2019 Notes," and together with the Old 2017 Notes, the "Old Notes"), respectively. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus. The Exchange Offer is subject to all of the terms and conditions set forth in the Prospectus, including without limitation, the right of the Issuers to waive, subject to applicable laws, conditions. In the event of any conflict between this Notice of Withdrawal and the Prospectus, the Prospectus shall govern. All withdrawals of Old Notes previously tendered in the Exchange Offer must comply with the procedures described in the Prospectus under "The Exchange Offer—Withdrawal."

        The undersigned has identified in the table below the number of Old Notes that are being withdrawn from the Exchange Offer:

	Number and Principal Amount of Old 2017 Notes Withdrawn	Number and Principal Amount of Old 2019 Notes Withdrawn	Certificate number(s) of Old 2017 Notes Withdrawn	Certificate number(s) of Old 2019 Notes Withdrawn	Date(s) Old 2017 Notes were Tendered	Date(s) Old 2019 Notes were Tendered

Withdrawal of Old Notes previously tendered*

*
If any Old Notes were tendered through The Depository Trust Company ("DTC"), please provide the DTC Participant Number. This form should only be used for withdrawals of Old Notes delivered through DTC if the undersigned needs to withdraw Old Notes on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Old Notes.

        Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes, this Notice of Withdrawal must be received (which may be by facsimile transmission) by the Exchange Agent, Citibank, N.A., at the address listed on the Letter of Transmittal.

        This Notice of Withdrawal must:

  •
  specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),

  •
  identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited),

  •
  be signed on the last page hereof by the Depositor in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees or be accompanied by documents of transfer sufficient to permit the trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, and

  •
  specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

        The Issuers will determine all questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal, including this Notice of Withdrawal, in its sole discretion, and its determination shall be final and binding. Neither the Issuers, the Exchange Agent nor any other person is under any duty to give notice of any defects or irregularities in any Notice of Withdrawal and none of them will incur any liability for failure to give any such notice.

        Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly tendered. Any Old Notes which have been tendered but which are not accepted for exchange will promptly be returned to the holder thereof without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be tendered by following one of the procedures described in the Prospectus and the Letter of Transmittal at any time prior to the Expiration Date.

SIGN HERE

X:		, 2010
X:		, 2010
(SIGNATURE(S) OF BENEFICIAL OWNER(S))	(DATE)

Name(s) of Depositor:	(PLEASE TYPE OR PRINT)

Capacity:

Address:

(INCLUDING ZIP CODE)

Area Code and Telephone Number:

Taxpayer identification or Social Security Number:

Name in which Old Notes are to be registered (if different from that of the Depositor):

DTC Account Name*:
*Applicable for Old Notes tendered through DTC only.

DTC Account Number*:
*Applicable for Old Notes tendered through DTC only.

Dated:	, 2010